Exhibit 10.16

AMENDMENT 2007-1

MERCURY GENERAL CORPORATION

SHARING PLAN

WHEREAS, Mercury General Corporation (the “Company”) maintains the Mercury General Corporation Profit Sharing Plan (the “Plan”); and

WHEREAS, pursuant to Section 9.1 of the Plan, the Company is authorized to amend the Plan; and

WHEREAS, the Company desires to amend the Plan to reflect certain changes in the tax laws that provide for the automatic enrollment in the Plan of all newly-hired employees and other such employees who have not affirmatively elected to participate or not to participate in the Plan, effective January 1, 2008; and

WHEREAS, the Company also desires to (1) amend the Plan to relax certain restrictions on eligibility, (2) shorten the waiting period for participants to become 100% vested in all forms of Company contributions, (3) allow participant loans, effective March 1, 2008, (4) increase the percentage of Company Matching Contributions, (5) provide for an annual true-up of Company Matching Contributions, (6) provide for greater ease of diversification of ESOP Contributions effective with respect to plan years commencing on or after January 1, 2007, and (7) allow for direct rollovers by non-spouse beneficiaries.

NOW, THEREFORE, the Plan is amended, effective as of the dates specified below, as follows:

1. Section 2.1 of the Plan is hereby amended, effective January 1, 2008, by adding the following new paragraph to the end thereof:

“Notwithstanding the foregoing, effective January 1, 2008, each Employee who becomes an Eligible Employee on or after January 1, 2008, shall become eligible to make Compensation Deferrals to the Plan in accordance with Section 3.2 (and to receive allocations of Employer Matching Contributions on such Compensation Deferrals in accordance with Section 3.3) as of the first day of the calendar quarter next following the latest of (1) the date he commences employment as an Employee of the Company, (2) his attainment of age 18, or (3) the date on which he becomes an Eligible Employee.”

2. Section 2.2 of the Plan is hereby amended in its entirety, effective January 1, 2008, to read as follows:

“2.2 Participation.

(a) Participation of a Participant shall commence as of the date specified in Section 2.1 and shall continue during the Participant’s Employment with the Company and until the occurrence of a Break in Employment.

(b) Automatic Enrollment.

(1) Automatic Enrollment for New Employees. Effective January 1, 2008, for purposes of applying this Section 2.2, a new Employee is deemed to have elected to become a Participant and to have his or her Compensation reduced by the ‘Qualified Percentage’ as defined in Section 2.2(b)(5) below (and have that amount contributed as a Compensation Deferral to the Plan on his or her behalf), at the time the Employee is hired, and to have agreed to be bound by all the terms and conditions of the Plan, unless otherwise elected as provided in this Section 2.2(b). Contributions made under this automatic participation provision shall be made to Investment Fund specified by the Committee that is intended to constitute a “qualified default investment alternative,” as defined in Department of Labor Regulations. Conversely, once a new Employee becomes a Participant, he may elect to direct the investment of his Compensation Deferrals to any of the investment options available to all Participants under the Plan.

(2) Automatic Enrollment for Current Employees Who Have Not Made and Election. Effective January 1, 2008, in the event an Eligible Employee has not elected to participate, nor has he affirmatively elected not to participate, he will be given a notice that he will automatically commence participation as described in Section 2.2(b)(1) above, unless he makes an election, as described in Section 2.2(b)(3) below, within 30 days of the date of such Notice.

(3) Right to File a Different Election; Notice to Employee. This Section 2.2(b) shall not apply to the extent an Employee files an election for a different percentage reduction of his Compensation or elects to have no Compensation reduction, or designates a different Investment Fund to receive Compensation Deferral contributions made on his or her behalf. Any new Employee shall receive a statement at the time he or she is hired that describes the Employee’s rights and obligations under this Section 2.2(b) (including the information in this Section 2.2(b) and identification of how the Employee can file an election or make a designation as described in the preceding sentence, and the refund right under Section 2.2(b)(4), including the specific name and location of the person to whom any such election or designation may be filed), and how the contributions under this Section 2.2(b) will be invested.

(4) Refund of Contributions. An Employee for whom contributions have been automatically made under Sections 2.2(b)(1) or (2) may elect to withdraw all of the contributions made on his or her behalf under Section 2.2(b)(1)or (2), including earnings thereon to the date of the withdrawal. This withdrawal right is available only if the withdrawal election is made within 90 days after the date of the first contribution made under Section 2.2(b)(1) or (2).

(5) Qualified Percentage. The ‘Qualified Percentage’ with respect to an Employee for whom contributions are automatically made under Sections 2.2(b)(1) or (2) shall be: (i) 3% during the period beginning with the date on which the Employee’s Compensation is first reduced pursuant to Sections 2.2(b)(1) or (2) and ending on the last day of the Plan Year following the Plan Year in which such Employee’s Compensation is first so reduced; (ii) 4% during the first Plan Year following the end of the period described in clause (i); (iii) 5% during the second Plan Year following the end of the period described in clause (i); and (iv) 6% during any subsequent Plan Year.

(6) No Discrimination Testing. The limitations on Compensation Deferrals in Section 3.6 and on Employer Matching Contributions in Section 3.7 shall not apply commencing January 1, 2008.

(c) Notwithstanding any other provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.”

3. Section 3.2(a) of the Plan is hereby amended by adding the following new sentence to the end thereof:

“Effective January 1, 2008, each Participant who meets the requirements of Section 2.1(b) may elect Compensation Deferrals in the manner prescribed by the Committee in whole percentages from 1% to 50% of the Participant’s Compensation for each payroll period, subject to the limitations in Sections 3.1, 3.5, 3.6 and 5.1.”

4. Section 3.3 of the Plan is hereby amended to read as follows, effective January 1, 2008:

“3.3 Employer Matching Contributions.

(a) Amount of Employer Matching Contribution.

Subject to the limitations of Section 3.1, 3.7 and 5.1, for each payroll period or other interval determined by the Company, the Company shall make an Employer Matching Contribution to the Plan. Such Employer Matching Contribution shall be equal to the percentage of each Participant’s Compensation Deferrals for the period (reduced by any withdrawals by the Participant from the Plan during the period) as is determined in the discretion of the Board of Directors. The Company shall pay to the Trustee the Employer Matching Contribution for any Plan Year within the time prescribed by law, including extensions of time, for the filing of the Company’s federal income tax return for the Company’s taxable year ending with or within the Plan Year to which the contribution relates.

(b) Allocation of Employer Matching Contributions and Annual True-Up.

The Employer Matching Contributions for each period referred to in Section 3.3(a) shall be allocated to the Employer Matching Contributions Account maintained for the Participant on behalf of whom the contribution under Section 3.3(a) was made. For each Plan Year, the Company may elect to make an additional Company Matching Contribution (the “True-Up Contribution”). The True-Up Contribution, if any, shall be allocated to the Employer Matching Contributions Account of each Participant who was employed as of the last day of the Plan Year and who did not otherwise receive the full amount of the Employer Matching Contribution for that Plan Year because of the timing of such Participant’s Compensation Deferrals during the Plan Year. The Company’s Employer Matching Contributions to the Plan shall be reduced by any amounts available for allocation from forfeitures of Employer Matching Contributions Accounts.”

5. Section 4.5(a) of the Plan is hereby amended, effective as of January 1, 2007, by adding the following new paragraph to the end thereof:

“Notwithstanding the above or any other provision of the Plan, effective as of January 1, 2007, the ESOP Account of any Participant, regardless of age, who has completed at least three (3) Years of participation in the ESOP portion of the Plan following the ESOP Effective Date shall be considered a Self-Directed Account subject to the investment direction of such Participant, as provided in Section 3.9.”

6. Section 6.2(a) of the Plan is hereby amended, effective January 1, 2008 by adding the following new paragraph (3) to read as follows:

“(3) Effective January 1, 2008, for each Participant who completes at least one Hour of Service after December 31, 2007, such Participant shall become vested accordance with the following schedule:

Years of Vesting Service	Percentage Vested
Less then 2	0%
2 or more	100%”

7. Section 7.8(d) of the Plan is hereby amended, effective as of October 1, 2007, by adding the following sentence at the end thereof:

“In addition, a Beneficiary other than an individual described in the preceding sentence is a Distributee with regard to the interest of the Employee or former Employee, subject to the limitation for such a Beneficiary that an Eligible Retirement Plan is an individual retirement account or individual retirement annuity that will be treated as an inherited individual retirement account or annuity under Section 402(c)(11) of the Code.”

8. A new Section 7.9 is added to the Plan, effective March 1, 2008, to read as follows:

“7.9 Loans to Participants.

(a) Each Participant shall have the right, subject to prior approval by the Committee, to borrow from his Accounts. Application for a loan must be submitted by a Participant to the Committee on such form(s), in such manner and at such time as the Committee may prescribe. The Committee may require or permit loan applications by means of electronic media in accordance with Section 2.6. The Committee shall review loan applications no less frequently than once each calendar quarter. Approval shall be granted or denied as specified in subsection (b), on the terms specified in subsection (c). For purposes of this Section 7.9, but only to the extent required by Department of Labor Regulations Section 2550.408b-1, the term ‘Participant’ shall include any Employee, former Employee, Beneficiary or alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, who is a party in interest and has an interest in the Plan that is not contingent.

(b) The Committee shall grant any loan which meets each of the requirements of paragraphs (1), (2) and (3) below:

(1) The amount of the loan, when added to the outstanding balance of all other loans to the Participant from all qualified plans of the Company or any Related Company, shall not exceed the lesser of:

(i) $50,000, reduced by the excess, if any, of a Participant’s highest outstanding balance of all loans from the Plan or any other qualified plan maintained by the Company or any Related Company, during the preceding 12 months over the outstanding balance of such loans on the loan date, or

(ii) 50% of the value of the vested balance of the Participant’s Accounts established as of the Anniversary Date preceding the date upon which the loan is made;

(2) The loan shall be for at least $1,000; and

(3) No more than one loan may be outstanding to a Participant at any time.

(c) Each loan granted shall, by its terms, satisfy each of the following additional requirements:

(1) Each loan, by its terms, must be repaid within five years [(except that if the Committee is satisfied that the loan proceeds are being used to purchase the principal residence of a Participant, the Committee may, in its discretion, establish a term of up to 30 years for repayment)];

(2) Each loan must require substantially level amortization over the term of the loan, with payments not less frequently than quarterly; and

(3) Each loan must be adequately secured, with the security to consist of the balance of the Participant’s Accounts.

(i) In the case of any Participant who is an active Employee, automatic payroll deductions shall be required as additional security. To the extent a Participant’s loan is secured by the Participant’s Accounts, the investment gain or loss attributable to the loan shall not be included in the calculation or allocation of the increase or decrease in fair market value of the general assets of the Plan pursuant to Section 3.9. Instead, the entire gain or loss (including any gain or loss attributable to interest payments or default) shall be allocated to the Accounts of the Participant.

(ii) In the case of any other Participant, the outstanding loan balance may at no time exceed 50% of the outstanding balance of the Participant’s Accounts. If such limit is at any time exceeded, or if the Participant fails to make timely repayment, the loan will be treated as in default and become immediately payable in full.

(iii) In the case of a terminated Participant, any outstanding loan balance that remains at the time a Participant terminates employment with the Company, such outstanding loan balance shall be repaid in full within 90 days of the termination date or such outstanding loan balance shall be deemed a distribution of benefits and will be subject to any federal, state and local tax withholding and any early withdrawal penalties that may apply to such distribution.

(4) Each loan shall bear reasonable rate of interest, which rate shall be [established by the Committee from time to time and shall provide the Plan with a return commensurate with the interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances]. Furthermore, the Participant’s Accounts shall be charged a loan set-up and/or maintenance fee not to exceed the amount of such fee(s) charged by the Plan’s recordkeeper to establish and/or maintain such loan; such fee(s) shall be paid to the Plan’s recordkeeper.

(d) All loan payments shall be transmitted by the Company to the Trustee as soon as practicable but not later than the date of transmittal to the Trustee of Compensation Deferrals withheld during the month during which such loan amounts were received or withheld. Each loan may be prepaid in full at the end of any month. Partial prepayments are not permitted. Any prepayment shall be paid directly to the Trustee in accordance with procedures adopted by the Committee.

(e) Each loan shall be evidenced by a promissory note payable in full to the Trustee, not later than the earliest of (1) a fixed maturity date meeting the requirements of subsection (c)(1) above, (2) the Participant’s death, (3) the termination of the Plan, or (4) three months after the date of the Participant’s Break in Employment. Such promissory note shall evidence such terms as are required by this Section.

(f) The Committee shall have the power to modify the above rules or establish any additional rules with respect to loans extended pursuant to this Section 7.9. Such rules may be included in a separate document or documents and shall be considered a part of the Plan; provided, each rule and each loan shall be made only in accordance with the regulations and rulings of the Internal Revenue Service and Department of Labor and other applicable state or federal law. The Committee shall act in its sole discretion to ascertain whether the requirements of such regulations and rulings and this section have been met.

(g) Loan repayments will be suspended under this Plan as permitted under Section 414 (u)(4) of the Code.”

9. Sections E.3(a) and (b) of Appendix E to the Plan are hereby amended to read as follows, effective as of October 1, 2007:

“(a) Effective Date. This Section shall apply to distributions made after December 31, 2001, except as otherwise provided.

(b) Modification of Definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in Section 7.8 of the Plan, an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code. In addition, in the case of an Eligible Rollover Distribution made on or after October 1, 2007 to a Beneficiary other than an individual described in the preceding sentence, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity that will be treated as an inherited individual retirement account or annuity under Section 402(c)(11) of the Code.”

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this amendment to the Plan this 31st day of December, 2007.

MERCURY GENERAL CORPORATION

By:	/s/ THEODORE STALICK
Its:	Theodore Stalick